UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2017  (March 29, 2017)

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On March 29, 2017, David Carberry and Jim Biehl were each elected to serve on the Company’s board of directors (the “Board”). The Board elected Mr. Carberry and Mr. Biehl as additional directors on our Board, in accordance with our Company’s Bylaws.

David Carberry, 64, is a retired healthcare financial executive with over 40 years of experience in the industry. Most recently, from April 2012 to June 2016 Mr. Carberry was the Chief Financial Officer of Excellis Health Solutions, LLC, a consulting and software solutions company focused on the healthcare industry. Prior to that, Mr. Carberry was Chief Financial Officer of Aldagen, a biopharmaceutical company, for three years. Mr. Carberry also served in a number of financial oversight roles within Johnson & Johnson and related divisions between 1981 and 2008, including Vice President, Finance of Independence Technology L.L.C., Johnson & Johnson/Merck Consumer Pharmaceuticals, a joint venture, and Vice President, Finance of Johnson Health Care Systems, Inc., a healthcare account management and business services provider.

Jim Biehl, 53, has been a partner at the law firm of Drinker Biddle & Reath LLP in Princeton, NJ since 1989 in the Corporate and Securities group. As a corporate lawyer with over 25 years of experience representing public and private companies with structuring, negotiating and managing sophisticated securities and corporate transactional matters, he has extensive experience with federal and state securities laws, public debt and equity financings, mergers and acquisitions, corporate venture transactions, joint ventures and strategic alliances, emerging company formation and management, and corporate governance matters. Jim’s industry experience includes representing big pharma, healthcare systems, healthcare consulting firms, consumer products, and medical device companies.

There is no arrangement or understanding between Mr. Carberry or Mr. Biehl and any other persons pursuant to which either was selected as a director. There are no family relationships between Mr. Carberry or Mr. Biehl and any director or executive officer of the Company and no transactions involving Mr. Carberry that would require disclosure under Item 404(a) of Regulation S-K. Mr. Biehl’s law firm, Drinker Biddle & Reath LLP, provides legal counsel services to the Company.

Effective March 29, 2017, Mr. Carberry and Mr. Biehl will each be entitled to receive non-employee director compensation as approved by us and in effect from time to time. Our current non-employee director compensation program that is in effect is described in a separate Form 8-K filed as of May 13, 2016, and such terms are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Date: April 4, 2017	By:	/s/ Steve Hoffman
Steve Hoffman, President and Chief Executive Officer